EXHIBIT 99.1


PROTECTION ONE                                    WESTERN RESOURCES
John E. Mack, III                                 Jim Martin
EVP and Chief Strategic Officer                   Investor Relations
(310) 342-6322                                    (785) 575-6549


WEB SITES                                         WESTERN RESOURCES
www.protectionone.com                             Michel' Philipp
www.wstnres.com                                   Media Relations
                                                  (785) 575-1927

FOR IMMEDIATE RELEASE

        PROTECTION ONE AUTHORIZES PRIVATE PLACEMENT TO WESTERN RESOURCES
           IN CONJUNCTION WITH LIFELINE TRANSACTION; WESTERN RESOURCES
                    ANNOUNCES POSSIBLE OPEN MARKET PURCHASES

         Topeka, Kansas and Culver City, California, January 25, 1999 - Western Resources, Inc. (NYSE: WR) and Protection One, Inc. (NYSE: POI) today announced that the Protection One Board of Directors authorized a private placement of common shares to Westar Capital, Inc., a wholly owned subsidiary of Western Resources. The private placement will allow Westar Capital to maintain ownership in excess of 80% of the issued and outstanding shares of Protection One's common stock following the issuance of shares of common stock to stockholders of Lifeline Systems, Inc. in connection with the acquisition of Lifeline Systems by Protection One. Under the private placement, Protection One common stock will be issued to Westar Capital at a price equal to the average closing price determined in connection with the mergers related to Protection One's acquisition of Lifeline Systems.

         Western Resources also indicated that Westar Capital may acquire shares of Protection One common stock in open market or privately negotiated transactions depending upon market conditions. Any open market or private purchases by Westar Capital will reduce or eliminate the need for it to purchase shares in the private placement in order to maintain at least an 80% ownership stake in Protection One. Westar Capital currently owns approximately 107.3 million shares, or about 84.6%, of Protection One's 126.8 million issued and outstanding shares.

         More information on the Lifeline Systems acquisition can be obtained by reviewing Protection One's preliminary information statement filed with the Securities and Exchange Commission on December 10th, 1998.

         As previously announced in our press release of December 21, 1998, Protection One received early termination of its filing for approval of the Lifeline Systems transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.


                  PROTECTION ONE, THE LEADING RESIDENTIAL SECURITY ALARM COMPANY IN THE UNITED STATES, PROVIDES MONITORING AND RELATED SECURITY SERVICES TO MORE THAN 1.5 MILLION RESIDENTIAL AND COMMERCIAL SUBSCRIBERS WORLDWIDE.

                  FOR MORE INFORMATION ABOUT PROTECTION ONE AND ITS OPERATING COMPANIES, VISIT US ON THE INTERNET AT HTTP://WWW.PROTECTIONONE.COM.

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                  WESTERN RESOURCES IS A CONSUMER SERVICES COMPANY WITH
         INTERESTS IN MONITORED SECURITY AND ENERGY. THE COMPANY HAS TOTAL ASSETS OF MORE THAN $8 BILLION, INCLUDING SECURITY COMPANY HOLDINGS THROUGH OWNERSHIP OF PROTECTION ONE (NASDAQ: ALRM), WHICH HAS MORE THAN
         1.5 MILLION SECURITY CUSTOMERS IN 48 STATES. ITS UTILITIES, KPL AND KGE, PROVIDE ELECTRIC SERVICE TO APPROXIMATELY 600,000 CUSTOMERS IN KANSAS. THROUGH ITS OWNERSHIP IN ONEOK INC. (NYSE: OKE), A TULSA-BASED NATURAL

                           GAS COMPANY, WESTERN RESOURCES HAS A 45 PERCENT INTEREST IN THE EIGHTH LARGEST NATURAL GAS DISTRIBUTION COMPANY IN THE NATION, SERVING MORE THAN 1 MILLION CUSTOMERS.

                  FOR MORE INFORMATION ABOUT WESTERN RESOURCES AND ITS OPERATING COMPANIES, VISIT US ON THE INTERNET AT HTTP://WWW.WSTNRES.COM.

                  STATEMENTS contained in this press release concerning the possible purchase by Westar Capital of shares of Protection One common stock and other statements of management's beliefs, goals and expectations are "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements, including the possibility that the Lifeline Systems acquisition is not consummated and Westar Capital does not purchase additional shares in the private placement or in open market or privately negotiated transactions. Other risks and uncertainties include the ability of Protection One to add accounts through the Dealer Program, acquisitions and strategic alliances and other factors described in Protection One's preliminary information statement filed with the Securities and Exchange Commission on December 10, 1998. See Western Resources' annual report on Form 10-K/A for other factors affecting it. Protection One and Western Resources disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.